Exhibit 10.14

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of this _8___ day of __November____, 2021, between ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”), and ITEOS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building: The specific building in the Project located at 321 Arsenal Street, Watertown, Massachusetts 02472 (also known as Building 312), in which the Premises are located.

Premises: That portion of the Project consisting of the entire leasable area on the third (3rd) floor of the Building commonly known as Suite 301 and containing approximately 9,068 rentable square feet, as determined by Landlord, as shown on Exhibit A, subject to adjustment from time to time in accordance with Sections 5 and 45(o) hereof.

Project: The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Rentable Area of Premises: 9,068 sq. ft., subject to adjustment from time to time in accordance with Sections 5 and 45(o) hereof.

Rentable Area of Building: 64,858 sq. ft., subject to adjustment from time to time in accordance with Sections 5 and 45(o) hereof.

Rentable Area of Project: 834,782 sq. ft., subject to adjustment from time to time in accordance with Sections 5 and 45(o) hereof.

Building’s Share of Project: 7.77%, subject to adjustment from time to time in accordance with Sections 5 and 45(o) hereof.

Tenant’s Share of Operating Expenses: 13.98%, subject to adjustment from time to time in accordance with Sections 5 and 45(o) hereof.

Base Rent: $35,516.33 per month, subject to adjustment pursuant to Section 4 hereof.

Rent Adjustment Percentage: Three percent (3%)

Rent Commencement Date: Ninety (90) days following the Commencement Date

Security Deposit: Letter of Credit in the amount of $142,065.33

Target Commencement Date: November 12, 2021, subject to the provisions of Section 2 below.

Base Term: Beginning on the Commencement Date and ending 63 months from the first day of the first full month of the Term (as defined in Section 2) hereof.

Permitted Use: General office use in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: Landlord’s Notice Address:

ARE-MA Region No. 75, LLC c/o Alexandria Real Estate Equities, Inc.

JP Morgan Chase 26 North Euclid Avenue

P.O. Box 975383 Pasadena, CA 91101

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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Dallas, TX 75397-5383 Attention: Corporate Secretary

Tenant’s Notice Address:

Before the Commencement Date:

139 Main Street

Cambridge, Massachusetts 02142

Attention: Matthew Gall, CFO

After the Commencement Date:

The Premises

Attention: Matthew Gall, CFO

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

EXHIBIT A - PREMISES DESCRIPTION

EXHIBIT B - DESCRIPTION OF PROJECT

EXHIBIT C - WORK LETTER

EXHIBIT D - ACKNOWLEDGEMENT OF COMMENCEMENT DATE

EXHIBIT E - RULES AND REGULATIONS

EXHIBIT F - REMOVABLE INSTALLATIONS

EXHIBIT G - IDENTIFICATION OF ACM & PACM

1.
Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.

The portions of the Project which from time to time are for the non-exclusive use of Tenant and one or more other tenants of the Project or other third parties are collectively referred to herein as the “Common Areas.” Subject to the terms and conditions of this Lease, Tenant shall have the appurtenant right to use the Common Areas, as may exist from time to time, for their intended uses, and the Common Areas shall include, without limitation, to the extent the same exist from time to time and are generally available to all tenants: (a) the common hallways and lobbies providing access to the Premises, (b) the common loading areas located in and serving the Building, and (c) the common plenums, risers, shafts, stacks, pipes, conduits, wires, ducts, electrical closets, janitorial closets and telephone rooms located in the Building from time to time and serving the Premises in common with other tenants. The Common Areas include, without limitation, the various amenities, amenities facilities, and buildings or other improvements containing the same located in, on or otherwise serving the Project, if any, as may exist from time to time and be available for use by Tenant and one or more other tenants of the Project or other third parties (“Amenities”). Amenities may include, by way of example, things such as business centers, conference centers, restaurants, or gyms and other athletic facilities. It is understood that Landlord may contract with or arrange for affiliates or third parties to provide Amenities rather than providing the same itself. In either case, the cost thereof will be included in Operating Expenses (or paid by Tenant to such affiliates or third parties). Notwithstanding anything contained in this Lease to the contrary and for the avoidance of doubt, however, Landlord has no obligation to provide, and if provided has no obligation to continue to provide, any Amenities or other Common Areas, other than reasonable access to the Premises and any parking required by the terms of this Lease to be available to Tenant. Tenant shall have access to the Premises twenty-four (24) hours per day during the Term of this Lease, except in the case of emergencies or Force Majeure, as the result of governmental action or Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or other work, any other temporary interruptions, and otherwise subject to the terms

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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of this Lease. Landlord shall use commercially reasonable efforts to the extent practicable to minimize any periods in which Tenant is prevented access.

2.
Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver”); provided, however, that the Target Commencement Date may be extended by Landlord up to 90 days in the event that Landlord experiences delays in Landlord’s or other’s performance of redevelopment activities to the Project (“Redevelopment Delays”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 120 days of the Target Commencement Date for any reason other than Force Majeure (as defined in Section 34 below) delays, Redevelopment Delays, and Tenant Delays, Tenant shall be entitled to a day for day abatement of Base Rent for each day for the period from and after the 121st day (or such later date after giving effect to Force Majeure delays, Redevelopment Delays, and Tenant Delays) until the earlier of the date that Landlord Delivers the Premises or 180 days after the Target Commencement Date. If Landlord does not Deliver the Premises within 180 days of the Target Commencement Date for any reason other than Force Majeure delays, Redevelopment Delays, and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any prepaid Base Rent shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 180-day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. Notwithstanding anything to the contrary contained herein and for the avoidance of any doubt, the termination rights provided for in this paragraph shall terminate on the Commencement Date.

The “Commencement Date” shall be the earliest of: (i) the date Landlord Delivers the Premises to Tenant (provided in no event may Landlord Deliver the Premises to Tenant prior to November 1, 2021, except with Tenant’s written consent in its sole discretion); (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in the Premises or any part thereof. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date, and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease, and (if timely and properly exercised) the Extension Term that Tenant may elect pursuant to Section 40 hereof.

Subject to the provisions of the Work Letter, Landlord shall permit Tenant access to the Premises at such times set forth in the Work Letter prior to the Commencement Date for Tenant’s installation and setup of furniture, fixtures and equipment (“FF&E Installation”) and telephone and data wiring, provided that such FF&E Installation and telephone and data wiring are coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses (as defined in Section 5) or utility charges (unless such utility charges during Tenant’s early access are materially in excess of the utility charges incurred by

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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Landlord during the construction of Landlord’s Work prior to such early access, as reasonably determined by Landlord, in which case, Tenant shall promptly reimburse Landlord for such excess costs.

Except as set forth in the next paragraph or the Work Letter: (i) Tenant shall accept the Premises in their condition as of the Commencement Date; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

For the period of 60 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13), unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.
Rent.
(a)
Base Rent. The first month’s Base Rent (i.e., the Base Rent due for the first full month following the Rent Commencement Date) and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.
(b)
Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Rent Commencement Date, Tenant’s Share of Operating Expenses and (ii) commencing on the Commencement Date, any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.
Base Rent Adjustments. The monthly Base Rent rate shall be increased on each annual anniversary of the Rent Commencement Date (each an “Adjustment Date”) by multiplying the monthly Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to such monthly Base Rent payable immediately before such Adjustment Date. The monthly Base Rent, as so adjusted, shall thereafter be due as provided herein.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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5.
Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Upon and following the Rent Commencement Date, during each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of Operating Expenses of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means: (A) all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building, including, without duplication, Taxes (as defined in Section 9), certain Utilities (as defined in Section 11), capital repairs, improvements and replacements amortized over the lesser of 10 years and the useful life of such capital items (provided the capital repair, improvement or replacement is (i) intended to reduce Operating Expenses or to satisfy Landlord’s repair and maintenance obligations or (ii) required by law or other regulation (or interpretation thereof) first imposed after the date of this Lease), the costs of Landlord’s third-party property manager, administrative rent in the amount of 3% of the then-applicable Base Rent, and the cost of upgrades to the Building or enhanced services provided at the Building that are intended to encourage social distancing (also referred to as physical distancing), promote and protect health and physical well-being, and/or prevent or limit the spread or transmission of communicable diseases and/or viruses of any kind or nature, including, without limitation, COVID-19 (collectively, “Infectious Conditions”), and (B) the Building’s Share of Project of all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (other than those costs and expenses specific to the Building or any other building not containing Amenities), including, without duplication, costs and expenses related to the creation, development, use, ownership, operation, management, maintenance, and repair of the Amenities and other Common Areas (including for the avoidance of doubt, payment or reimbursement by Landlord to affiliates of Landlord or third parties for market rent paid by such affiliates or third parties to Landlord for Amenity space and reduced rent or other concessions or subsidies provided to restaurants or others providing Amenities), Taxes, capital repairs, improvements and replacements amortized over the lesser of 10 years and the useful life of such capital items(subject to the same limitations on capital repairs, improvements and replacements stated above), and the cost of upgrades to the Project or enhanced services provided at the Project that are intended to encourage social distancing (also referred to as physical distancing), promote and protect health and physical well-being, and/or prevent or limit the spread or transmission of Infectious Conditions. The only Amenities for which a separate use fee may be charged to Tenant in addition to inclusion of the costs and expenses thereof in Operating Expenses are related to the use of any conference facility or fitness center (if a conference facility or fitness center is created and available). Landlord or its affiliates or third party provider may charge standard rates for usage of any conference facilities and services thereto. No membership fee will be charged for any fitness facility Amenity arranged by Landlord (or for basic offerings normally included in a membership fee), but Landlord or its affiliates or third party provider may charge a separate fee for additional services, if available, such as personal trainers or wellness clinics. Operating Expenses shall exclude only:

(i)
the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation, and construction costs of any expansion or redevelopment of the Project after the date of this Lease;
(ii)
capital expenditures except as set forth above;
(iii)
interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;
(iv)
depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses to the extent set forth in this Section 5);

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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(v)
advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(vi)
legal and other expenses incurred in the negotiation or enforcement of leases;
(vii)
costs of completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(viii)
costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(ix)
salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;
(x)
general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
(xi)
costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(xii)
costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
(xiii)
penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
(xiv)
overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(xv)
costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(xvi)
costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(xvii)
costs incurred in the sale or refinancing of the Project;
(xviii)
net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, capital levy, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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(xix)
lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure not permitted above if the equipment was purchased);
(xx)
costs or expenses otherwise includable in Operating Expenses to the extent actually reimbursed by insurance policies required to be maintained by Landlord in accordance with Section 17;
(xxi)
contingency or replacement reserves with respect to any anticipated Operating Expenses;
(xxii)
other than those incurred in ordinary maintenance and repair, costs for sculptures, paintings or other objects of art or the display of such item;
(xxiii)
costs of repairs or other work occasioned by fire or windstorm to the extent actually recovered by Landlord through insurance or condemnation proceeds; and
(xxiv)
any costs incurred to remove or remediate the presence of Hazardous Materials (as defined in Section 30) in or about the Building or the Project prior to the date of this Lease or for which another tenant is responsible.

“Tenant’s Share of Operating Expenses” shall be the percentage set forth on the first page of this Lease as Tenant’s Share of Operating Expenses as reasonably adjusted by Landlord from time to time following changes to or remeasurement of the Premises, the Building or other buildings within the Project occurring from time to time. Any such remeasurement of a building within the Project shall be performed by Landlord in accordance with the Standard Method for Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017), as customarily modified by Landlord for laboratory properties in the Cambridge/Watertown market, which includes, for the avoidance of doubt, a portion of the floor area for the Acid Neutralization System (as defined below) within the rentable square footage of the Premises. Landlord may equitably increase Tenant’s Share of Operating Expenses for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses, and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total of actual Operating Expenses and resulting Tenant’s Share of Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If the actual Tenant’s Share of Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant to Landlord as Rent within 30 days after delivery of such Annual Statement to Tenant. If, however, Tenant’s payments of Operating Expenses for such year exceed the actual Tenant’s Share of Operating Expenses for such year, Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease. The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60-day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a nationally or regionally recognized independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense, except as otherwise provided in this paragraph) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) (the “Independent Accountant”), audit and/or review (the “Independent Review”) of the Expense Information for the year in question. The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 7%, then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied (based on rentable square footage) on average during any year of the Term, any component of Operating Expenses that varies based upon occupancy for such year shall be computed as though the Project had been 95% occupied (based on rentable square footage) on average during such year.

6.
Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord (Landlord acknowledging that Silicon Valley Bank is an approved issuer), and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. Any cash proceeds of the Letter of Credit following a draw by the Landlord (the “Cash Proceeds”) are property of the Landlord, and Tenant shall have no right in the Security Deposit or the Letter of Credit other than the right to a return of the Letter of Credit when both this Lease has terminated and Tenant’s obligations under this Lease have been completely fulfilled as set forth herein.

The Security Deposit and the Letter of Credit and Cash Proceeds shall be held by Landlord without obligation for interest thereon as security for the performance of all of Tenant’s obligations under this Lease. The Security Deposit and the Letter of Credit and the Cash Proceeds are not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of Default (as defined in Section 20), Landlord may use and apply all or part of the Security Deposit and the Letter of Credit and the Cash Proceeds, without notice to or any action by Tenant or any other person or entity, to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon such use or application, Tenant shall have no right whatsoever to any amount so used or applied. Landlord's right to use and apply the Security Deposit and the Letter of Credit and the Cash Proceeds under this Section 6 includes the right to use and apply the Security Deposit and the Letter of Credit and the Cash Proceeds to

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use or application of all or any portion of the Security Deposit and the Letter of Credit or the Cash Proceeds, Tenant on demand shall pay Landlord the amount, or provide Landlord a replacement Letter of Credit meeting the foregoing criteria, that will restore the Security Deposit to its original amount. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit and the Letter of Credit and the Cash Proceeds shall be deemed to be applied first to the obligations of Tenant arising for periods prior to the filing of such proceedings. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. The Security Deposit and the Letter of Credit and the Cash Proceeds, after deducting therefrom all amounts to which Landlord has used or applied in accordance with this Lease, or to which Landlord is entitled under the provisions of this Lease, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease. For the avoidance of doubt, no portion of the Security Deposit and the Letter of Credit and the Cash Proceeds shall be returned to Tenant until both this Lease has terminated and Tenant’s obligations under this Lease have been completely fulfilled as set forth herein.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either, at Landlord’s election in its sole discretion, (a) transfer any Security Deposit and the Letter of Credit and the Cash Proceeds then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6 after deducting therefrom all amounts to which Landlord has used or applied in accordance with this Lease, or to which Landlord is entitled under the provisions of this Lease, or (b) return to Tenant any Security Deposit and the Letter of Credit and the Cash Proceeds then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit and the Letter of Credit and the Cash Proceeds to Tenant, Landlord shall have no further obligation with respect to the Security Deposit and the Letter of Credit and the Cash Proceeds, and, in the event of a transfer, Tenant’s right to the return of the Security Deposit and the Letter of Credit and the Cash Proceeds shall apply solely against Landlord’s transferee.

7.
Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants, requirements and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof (collectively, “Legal Requirements” and each, a “Legal Requirement”), including, without limitation, (i) the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”), and (ii) all restrictions, requirements and provisions set forth in the record documents identified in Section 44 and/or imposed by Governmental Authorities (as defined in Section 9) having jurisdiction, including, without limitation, those related to the historical significance of, and historical activity on, the Project. Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share of Operating Expenses as usually furnished for the Permitted Use.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith. Tenant shall have no responsibility for costs or expenses incurred by Landlord to initially obtain standards or certifications, but Tenant hereby acknowledges that Landlord’s costs or expenses incurred to maintain any obtained standards or certifications shall be included as part of Operating Expenses.

8.
Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease, including the obligation to pay 100% of all Additional Rent due under this Lease, except that the monthly Base Rent shall be equal to 150% of the Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.
Taxes. Except as set forth below in this Section 9, Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Notwithstanding the foregoing, any special

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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assessments to be included within the definition of “Taxes” shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the tax year in respect of which such taxes are being determined. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises made after the Commencement Date, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
10.
Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder (including, without limitation Landlord’s rights set forth in Section 45(o)), Tenant shall have the right to park, at a rate of 2 cars per 1,000 rentable square feet of the Premises, in those areas of the Project designated by Landlord for non-reserved parking, subject to Landlord’s rules and regulations. Such parking shall be on a first-come-first-served, non-exclusive basis. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. Landlord reserves the right, but not the obligation, to dictate specific locations of the Project that Tenant is permitted to use for its parking rights under this Section 10. Subject to temporary interruptions or relocations in connection with Landlord’s exercise of its rights pursuant to Section 45(o), Tenant’s non-exclusive parking shall be located no farther away from the Premises than the boundary of what constitutes the Project as of the date of this Lease. If, at any time during the Term, the Project is subject to a transportation demand management plan (“TDMP”) setting forth requirements related to parking at the Project, Tenant (at its sole cost and expense) shall comply with such TDMP. As of the date hereof, the Project is subject to that certain Transportation Demand Management Program dated June 2021 (as amended from time to time, the “Existing TDMP”). Tenant shall, at Tenant’s sole cost and expense, for as long as the Existing TDMP remains applicable to the Project, comply with the Existing TDMP as applicable to the Project, including without limitation,: (i) offer a subsidized transportation benefit to all employees in accordance with the terms of the Existing TDMP; (ii) offer a subsidy to a bike share service to all employees in accordance with the terms of the Existing TDMP; (iii) implement a Commuter Choice Program and the MBTA’s “Perq for Work” program (formerly known as the Corporate Pass Plan); (iv) discourage single-occupant vehicle (“SOV”) use by its employees; (v) promote alternative modes of transportation and use of alternative work hours; (vi) at Landlord’s request, meet with Landlord and/or its representatives to discuss transportation programs and initiatives; (vii) participate in annual surveys, monitoring transportation programs and initiatives at the Project; (viii) cooperate with Landlord in connection with transportation programs and initiatives promulgated pursuant to the Existing TDMP; (ix) provide alternative work programs (such as telecommuting, flex-time and compressed work weeks) to its employees in order to reduce traffic impacts in Watertown during peak commuter hours; (x) offer an emergency ride home (“ERH”) through the Transportation Demand Management Coordinator and Watertown Transportation Management Association (as defined in the Existing TDMP), or have its own ERH program, for all employees who commute by non-SOV mode at least 3 days a week; and (xi) otherwise cooperate with Landlord in encouraging employees to seek alternate modes of transportation.
11.
Utilities, Services.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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(a)
Utilities, Janitorial Services. Landlord shall provide, subject to the terms of this Section 11, (i) facilities for hot and cold water, electricity, heat, light, sewer, and other utilities (including fire sprinklers to the extent the Project is plumbed for such services) (collectively, “Utilities”) and (ii) refuse and trash collection and janitorial services for the Common Areas and, at Landlord’s election, the Premises (collectively, “Janitorial Services”). Landlord shall pay (except as otherwise expressly set forth herein), subject to Tenant’s reimbursement obligation or inclusion of such costs as Operating Expenses, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon, as well as the cost for Janitorial Services. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Landlord may cause, at Tenant’s expense, the Janitorial Services to be separately charged or charged directly to Tenant by the provider, in which case, Tenant shall pay directly to the Janitorial Services provider, prior to delinquency, any separately charged Janitorial Services. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption and all charges for Janitorial Services that are not separately charged, as reasonably determined by Landlord. No interruption or failure of Utilities or Janitorial Services, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. To the extent such services are not provided by Landlord, Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises. Utilities shall be available to the Premises 24 hours per day, 7 days per week, except in the case of emergencies, as the result of Legal Requirements, the failure of any Utility provider to provide such Utilities, the performance by Landlord or any Utility provider of any installation, maintenance or repairs, or any other temporary interruptions.
(b)
Service Interruptions. Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, to the extent that such Service Interruption is covered by rental interruption insurance carried by Landlord pursuant to this Lease, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: water, sewer, and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.
(c)
Usage Data. Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

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12.
Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all contractors, subcontractors, or others performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with applicable Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by applicable Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand, the reasonable out-of-pocket costs incurred by Landlord with respect to each Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage, including commercial general liability insurance, in amounts and from an insurance company satisfactory to Landlord to protect Landlord against liability for personal injury or property damage during construction and shall include Landlord as an additional insured thereunder. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence, provided that, if concurrently with Tenant’s request for Landlord’s consent to an Installation Tenant asks, then Landlord shall notify Tenant, at the time of its approval of any such Installation, whether such removal is required upon the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall remove, at Tenant’s sole cost and expense, (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant's Property to waive any lien Landlord may have against any of Tenant's Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises.

13.
Landlord’s Repairs. Landlord shall, at Landlord's sole expense (and not as an Operating Expense), be responsible for capital repairs and replacements of the roof (not including the roof membrane), exterior walls and foundation of the Building (“Structural Items”), unless the need for such repairs or replacements is caused by Tenant or any Tenant Parties, in which case Tenant shall bear the full cost to repair or replace such Structural Items. Landlord shall (with all related costs included as an Operating Expense, and with such costs for repair and replacement if capital in nature amortized as provided in Section 5 above) be responsible for the routine maintenance and repair of such Structural Items. Landlord shall (with all related costs included as an Operating Expense) maintain, repair and replace the roof membrane and all of the exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers and all other building systems serving the Premises and other portions of the Project (“Building Systems”) but excluding those exclusively serving the Premises, in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees, vendors and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees, vendors, and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 13, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, hurricane, sinkhole, tornado, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.
Tenant’s Repairs. Subject to Section 13 hereof (including, without limitation, Landlord’s responsibility for Structural Items), Tenant, at its sole expense, shall repair, replace and maintain in good condition all portions of the Premises, building systems exclusively serving the Premises, and systems installed by Tenant, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion (not to exceed 45 days), Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.
15.
Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost, and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property located within the Premises.
16.
Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities, affiliates and lease signatory(ies) (collectively, “Landlord Indemnified Parties”) harmless from and against any and all actions (including, without limitation, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, with respect to Environmental Claims (defined below) or any holding over by Tenant, direct, indirect and consequential damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, death to persons or property damage occurring within or about the Premises), liabilities or losses (collectively, “Claims”), arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties. Landlord Indemnified Parties shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.
17.
Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant or on behalf of Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities, affiliates and lease signatory(ies) (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new office tenants in office/lab buildings within the Project.

18.
Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of

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such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. In the event the Restoration Period is estimated to exceed 12 months, then Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the date Tenant receives notice from Landlord of the Restoration Period. Unless Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 18 months of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.
Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If the whole or any material part of the Premises is permanently Taken, and the Taking would either prevent or substantially interfere with Tenant’s use of the Premises, then upon written notice by Tenant to Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as Landlord determines may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.
Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)
Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder; provided, that for the first instance within a 12-month period of Tenant’s failure to pay any amounts due hereunder when due, Tenant shall be in Default only if such failure continues for 5 days from the date when due.
(b)
Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.
(c)
Abandonment. Tenant shall abandon the Premises.
(d)
Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)
Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.
(f)
Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)
Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within the time periods set forth in such applicable Section, and fails to cure such failure within 3 business days after written notice of such failure from Landlord to Tenant.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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(h)
Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 10 business days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 10 business days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 business day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.

21.
Landlord’s Remedies.
(a)
Performance; Payment; Interest. If default by Tenant shall occur in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and with only such notice, if any, as may be practicable under the circumstances in the case of an emergency or in case such default will result in a violation of any Legal Requirement or insurance requirements, or in the imposition of any lien against all or any portion of the Premises or the Project not discharged, released or bonded over to Landlord’s satisfaction by Tenant within the time period required pursuant to Section 15 of this Lease, and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 20. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be paid by Tenant to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s default hereunder.
(b)
Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)
Additional Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever (except as otherwise expressly provided in Section 21(c)(v) with respect to Landlord’s Lump Sum Election). No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

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(i)
This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, subject to Section 21(c)(ii) from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.
(ii)
Landlord shall be deemed to have satisfied any obligation to mitigate its damages by hiring an experienced commercial real estate broker to market the Premises and directing such broker to advertise and show the Premises to prospective tenants.
(iii)
In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise in accordance with applicable law, and again have, repossess and enjoy the same free of any rights of Tenant, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises.
(iv)
If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of a Default by Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed in this Lease for the payment thereof, amounts equal to the installments of Base Rent and all Additional Rent as they would, under the terms of this Lease become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof, but in the event that the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all of Landlord’s expenses incurred in reletting the Premises (including, without limitation, tenant improvement, demising and remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner: Amounts received by Landlord after reletting, if any, shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery by Landlord no in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered by Landlord, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the Term of this Lease is scheduled to expire according to its terms.

Actions, proceedings or suits for the recovery of damages, whether liquidated or other damages, under this Lease, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

(v)
In addition, Landlord, at its election, notwithstanding any other provision of this Lease, by written notice to Tenant (the “Lump Sum Election”), shall be entitled to recover from Tenant, as and for liquidated damages, at any time following any termination of this Lease, a lump sum payment representing, at the time of Landlord’s written notice of its Lump Sum Election, the sum of:
(A)
the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the amount of unpaid Base Rent and Additional Rent that would have been payable pursuant to this Lease for the remainder of the Term following Landlord’s Lump Sum Election if this Lease had not been terminated, and
(B)
all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less
(C)
the net rental revenue that Landlord may expect to obtain for the Premises for the balance of the Term, calculated based on the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the aggregate net fair market rent plus additional charges payable for the Premises (if less than the then present value of Base Rent and Additional Rent that would have been payable pursuant to this Lease) for the remainder of the Term following Landlord’s Lump Sum Election, calculated as of the date of Landlord’s Lump Sum Election, and taking into account reasonable estimates of the length of time until the space will be leased and rent will commence to be paid, and future costs to relet any then vacant portions of the Premises (except to the extent that Tenant has actually paid such costs pursuant to this Section 21).

Landlord’s recovery under its Lump Sum Election shall be in addition to Tenant’s obligations to pay Base Rent and Additional Rent due and costs incurred prior to the date of Landlord’s Lump Sum Election, and in lieu of any Base Rent and Additional Rent which would otherwise have been due under this Section from and after the date of Landlord’s Lump Sum Election. The yield to maturity on United States Treasury Notes having a maturity date that is nearest the date that would have been the last day of the Term of this Lease, as reported in The Wall Street Journal or a comparable publication if it ceases to publish such yields, shall be used in calculating present values for purposes of Landlord’s Lump Sum Election. For the purposes of this Section, if Landlord makes the Lump Sum Election to recover liquidated damages in accordance with this Section, the total Additional Rent shall be computed based upon Landlord’s reasonable estimate of Tenant’s Share of Operating Expenses and other Additional Rent for each 12-month period in what would have been the remainder of the Term of this Lease and any part thereof at the end of such remainder of the Term, but in no event less than the amounts therefor payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have elapsed since the date hereof, the partial year increased to be on an annualized basis) immediately preceding the date of Landlord’s Lump Sum Election. Amounts of Tenant’s Share of Operating

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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Expenses and any other Additional Rent for any partial year at the beginning of the Term, for the month in which the Lump Sum Election is made, or at the end of what would have been the remainder of the Term shall be prorated.

(vi)
Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, whether such amount shall be greater or less than the excess referred to above.
(vii)
Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease, which shall be in addition to the remedies set forth in this Section 21.
(viii)
If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise in accordance with applicable law. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.
(ix)
If Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all reasonable, out of pocket fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including reasonable attorneys’ fees and expenses.
(x)
Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(c).
(xi)
In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any out of pocket costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, by any third party against Tenant or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

(d) Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressly so made in writing by Landlord expressly waiving such provision. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

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Except for the provisions of this Lease relating to holdover or Hazardous Materials, in no event shall Tenant be liable to Landlord for any consequential, indirect or special damages, and in no event will Tenant be liable to Landlord for punitive damages.

22.
Assignment and Subletting.
(a)
General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises or any part thereof, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership (limited, general or other) or limited liability company (or other business associations), the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation, partnership (limited, general or other) or limited liability company (or other business associations) are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities (or other business associations) which were owners thereof at time of execution of this Lease to persons or entities (or other business associations) who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company (or other business associations) at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding anything in this Section 22 to the contrary, any public offering of shares in Tenant on a nationally recognized stock exchange shall not be deemed an assignment requiring consent of the Landlord; provided, however, Tenant shall provide Landlord with 15 days’ prior notice of such event.
(b)
Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 10 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 10 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) omitted, (iii) refuse such consent, in its reasonable discretion, (provided that in the case of a sublease Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date if Tenant’s request is for an assignment (other than a Permitted Assignment) or a sublease of greater than 50% of the Premises or a sublease for all or substantially all of the remaining term of the Lease (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s judgment, the character, nature, operations, creditworthiness, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building or are controversial; (4) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (5) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (6) the use of the Premises by the

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proposed assignee or subtenant will violate any applicable Legal Requirement; (7) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project and Landlord or its affiliate has or will have space the same can utilize; (8) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (9) the assignment or sublease is prohibited by Landlord’s lender, if any. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.

In addition, Tenant shall have the right to assign this Lease, upon 15 business days prior written notice to Landlord (except to the extent prohibited by applicable securities or other laws or regulations or confidentiality requirements, in which case such notice shall be provided as soon as permitted but in no event later than 10 days before such transaction) but without obtaining Landlord’s prior written consent, to (a) a corporation or other entity which is controlling, controlled by or under common control with Tenant, provided that (i) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (ii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (“Control Permitted Assignment”), or (b) a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with GAAP) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c)
Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)
that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)
A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous

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Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)
No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, the originally named Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form), other than with respect to a Permitted Assignment, exceeds the sum of the rental payable under this Lease (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)
No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
23.
Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

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24.
Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.
Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360-day year and 30-day months.
26.
Rules and Regulations. Tenant and any and all Tenant Parties shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established, modified or amended by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

In addition to the foregoing, Landlord shall have the right to institute, modify or amend at any time or from time to time reasonable rules and regulations related to Tenant’s use of the Amenities, including by way of example but not limitation, requirements related to reservation systems for conference facilities, designation of permitted caterers or restaurants that may serve any conference facilities, reasonable fees for the use of conference facilities, liability waivers for individuals using gyms, and access card entry requirements. Tenant and any and all Tenant Parties shall comply with all such rules and regulations.

Tenant shall cause all Tenant Parties to comply with all rules and regulations established from time to time by Landlord pursuant to this Section 26. Tenant will reimburse Landlord for all damages caused by Tenant’s or any Tenant Party’s failure to comply with the provisions of this Section 26 and will also pay to Landlord, as Additional Rent, an amount equal to any increase in insurance premiums caused by such failure to comply.

27.
Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project, the Building, or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include mortgages, deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the mortgagee or beneficiary under a deed of trust.

As of the date of this Lease, there is no existing Mortgage encumbering the Project. If during the Term there is a Mortgage encumbering the Project, Landlord agrees to use reasonable efforts to cause the Holder of the then-current Mortgage to enter into a subordination, non-disturbance and attornment agreement ("SNDA") with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder's fees and costs in connection with obtaining such SNDA;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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provided, however, that Landlord shall request that Holder make any changes to the SNDA requested by Tenant. Landlord's failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease.

28.
Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.
Environmental Requirements.
(a)
Prohibition/Compliance. Except for Hazardous Material contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or use, store, handle, treat, generate, manufacture, transport, release or dispose of any Hazardous Material in, on or from the Premises or Project without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remove or remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant or any Tenant Party. Tenant shall complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant’s use, storage, handling, treatment, generation, manufacture, transportation, release or disposal of Hazardous Materials on or from the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements,

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asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Notwithstanding anything contained in this Section 30, Tenant shall have no liability for any Hazardous Materials in the Premises that Tenant can demonstrate to Landlord’s satisfaction was present in the Premises prior to the date of Substantial Completion of the Landlord’s Work (or any earlier date of entry onto the Premises by Tenant or any Tenant Parties), except to the extent Tenant and/or any of the Tenant Parties have exacerbated or contributed to such contamination or mitigation. If Tenant encounters any pre-existing Hazardous Materials in connection with Alterations, it shall promptly notify Landlord and cease any actions that may disturb such Hazardous Materials until Landlord has the opportunity to investigate and remediate the same if required by law.
(b)
Indemnity. Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, affiliates and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises, the Building, or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Building or the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises, the Building, the Project or any other adjacent property. Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project and/or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building, or the Project.
(c)
Landlord’s Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project. Such tests and inspections will be performed at Landlord’s expense (or as an Operating Expense, if applicable), unless Tenant violated the provisions of this Section 30 or the Environmental Requirements or Landlord had reason to believe Tenant might have, in which case the tests and inspections will be at Tenant’s sole cost and expense and Tenant will reimburse Landlord on demand. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ACTIVEUS 189279026v.12" "" ACTIVEUS 189279026v.12

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(d)
Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises), Tenant shall continue to pay the full Rent at the holdover rate in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
31.
Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the fee owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.
Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 18 months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder and in no event shall Landlord be required to reschedule any access as a result of Tenant’s escort’s unavailability, and if Tenant’s escort is unavailable at the time of Landlord’s access, Landlord’s access will proceed without Tenant’s escort.
33.
Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible

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for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.
Force Majeure. Except for Tenant’s obligation to timely pay Rent or any other payment due hereunder (which such obligation shall not under any circumstance be delayed or excused), neither Landlord nor Tenant shall be responsible or liable for delays in the performance of its obligations hereunder when such delay in performance is caused by, related to or arises out of acts of God, sinkholes or subsidence, strikes, labor stoppages, lockouts, or other labor disputes, embargoes, quarantines, declared states of emergency or public health emergencies, pandemics, epidemics, infectious disease, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental decrees, laws, actions, restrictions, orders, limitations, regulations, or controls, regional, state, local, or national emergencies, delay in inspection by federal, state or local inspectors, officials or other applicable Governmental Authorities, delay in issuance or revocation of permits, approvals, certificates of occupancy, or entitlements, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and any other causes or events beyond the reasonable control of the obligated party (“Force Majeure”).
35.
Brokers. Landlord and Tenant each represents and warrants that, other than Cushman & Wakefield and CBRE (the “Brokers”), it has not dealt with any broker, agent or other person entitled to a commission, compensation or fee in connection with this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person or entity, other than the Brokers, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to the Brokers arising out of the execution of this Lease subject to and in accordance with the terms of a separate agreement(s) with the Brokers.
36.
Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION, TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS, AFFILIATES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS, AFFILIATES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM. Tenant acknowledges and agrees that ANY measures and/or services implemented at the Project, if any, intended to encourage social distancing (also referred to as

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physical distancing), promote and protect health and physical well-being and/or prevent or limit the spread or transmission of Infectious Conditions, may not prevent or limit the spread or transmission of such Infectious Conditions (IT BEING UNDERSTOOD AND AGREED THAT LANDLORD HAS NO OBLIGATION TO UNDERTAKE ANY SUCH MEASURES OR SERVICES AND HAS MADE NO REPRESENTATION THAT IT WILL UNDERTAKE ANY SUCH MEASURES OR SERVICES, NOR AS TO THE SUFFICIENCY OF ANY MEASURES OR SERVICES UNDERTAKEN BY LANDLORD IF LANDLORD UNDERTAKES ANY MEASURES OR SERVICES, AND TENANT WILL NOT RELY ON ANY MEASURES OR SERVICES UNDERTAKEN BY LANDLORD IF LANDLORD UNDERTAKES ANY MEASURES OR SERVICES). Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant irrevocably releases and waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage, injury or death in connection with (x) the implementation, MANNER OF IMPLEMENTATION, or failure of Landlord or any Landlord Indemnified Parties to implement OR ENFORCE, any measures and/or services at the Project intended to encourage social distancing (also referred to as physical distancing), promote and protect health and physical well-being and/or prevent or limit the spread or transmission of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to prevent or limit the spread or transmission of any Infectious Conditions.
37.
Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.
Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, graphics, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. At Tenant’s election, to the extent permitted by Legal Requirements, and subject to Landlord’s prior written approval of size, location and design, Landlord shall cause to be installed (at Tenant’s sole cost and expense) the following signage: (i) suite-entry signage on the entryway or immediately adjacent to such entryway of the Premises, and (ii) Tenant’s pro rata share (as reasonably determined by Landlord) of non-exclusive signage bearing Tenant’s name and logo on the monument sign serving the Building, if any. Tenant shall provide Landlord with the applicable signs and/or placards to be installed pursuant to the foregoing sentence. All costs associated with the design, permitting, approval, fabrication, installation, maintenance, and removal (and associated repairs of damage to the Building and/or the monument sign due to Tenant’s signage removal), shall be borne exclusively by Tenant.
39.
Intentionally Omitted.
40.
Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)
Extension Right. Tenant shall have a one-time right (the “Extension Right”) to extend the term of this Lease for 5 years (the “Extension Term”) on the same terms and conditions as this Lease

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(other than with respect to Base Rent, which shall be determined as set forth below, and the Work Letter, which shall not be applicable) by giving Landlord written notice of its election to exercise the Extension Right at least 12 months prior (but no earlier than 18 months prior) to the expiration of the Base Term of this Lease.
(b)
Base Rent. Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined or determined by arbitration as provided below. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height of office space in Class A laboratory/office buildings in the Project and in the Watertown, Allston, Brighton and West Cambridge markets for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including, without limitation, tenant inducements, views, available amenities (including, without limitation, the Amenities), age of the Building, age of mechanical systems serving the Premises, parking availability, leasing commissions, and allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of the Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(c). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.

(c)
Arbitration.
(i)
Within 10 days of Tenant’s deemed election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If Landlord fails to timely submit an Extension Proposal, Landlord’s original submission will be used for this purpose. If Tenant fails to timely submit an Extension Proposal, Landlord’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
(ii)
The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of

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the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)
An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in Greater Boston, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in Greater Boston, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(d)
Rights Personal. The Extension Right is personal to Tenant and any successor pursuant to a Permitted Assignment, and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease.
(e)
Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)
if Tenant (or successor pursuant to a Permitted Assignment) is not then occupying at least 75% of the Premises;
(ii)
during any period of time that Tenant is in Default under any provision of this Lease; or
(iii)
if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12-month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(f)
No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
(g)
Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
41.
Shuttle Service. During the Term, Landlord may provide or otherwise arrange for (but shall not be obligated to provide or otherwise arrange for) Shuttle Service to and from the Project on weekdays (subject to weather conditions, holidays, Force Majeure), and Tenant’s employees shall, subject to seating availability, have the right to use such Shuttle Service at all times that such Shuttle Service is in operation and available for use by tenants of the Project. “Shuttle Service” shall mean shuttle bus service provided or contracted for by Landlord between the Project and various commuting locations in the Watertown/Cambridge/Boston area, as determined by Landlord from time to time. Landlord shall have the right to adjust the schedule, frequency, and route(s) of the Shuttle Service as it determined based on usage.

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No fee shall be charged to any passenger that utilizes the Shuttle Service, provided that all costs of such Shuttle Service shall be included as part of Operating Expenses. Tenant’s use of the Shuttle Service shall be at Tenant’s sole risk, and Tenant hereby acknowledges that Landlord shall have no liability with respect thereto. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims by any of Tenant’s employees or invitees related to the Shuttle Service or any personal injury or property damage related thereto or arising therefrom.
42.
Intentionally Omitted.
43.
Asbestos.
(a)
Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Project in the location of the buildings identified in Exhibit G.
(b)
Tenant Acknowledgement. By execution of this Lease, Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 43 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.
(c)
Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Project in the location of the buildings identified in Exhibit G prior to the commencement of such activities. Nothing in this Section 43 shall be deemed to expand Tenant’s rights under this Lease or otherwise to conduct, authorize or permit any of the following activities:
(i)
Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);
(ii)
Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or
(iii)
Repair and maintenance of operations that are likely to disturb ACMs or PACMs.
44.
Disclosure of Encumbrances.
(a)
Acknowledgement. Tenant hereby acknowledges that the Project is a historic site listed on the National Register of Historic Places that was formerly owned and operated by the United States Army for research and production of military weapons and related materials dating back to the mid-1800s, and that such uses included those that impacted the environmental condition of the Project. Accordingly, the Project is subject to various restrictions related to the historical significance of certain aspects of the Project and environmental contamination of other aspects of the Project. Tenant has been given the opportunity to review all such matters to its satisfaction and Landlord makes no representations, warranties or assurances with respect thereto.

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(b)
Deed. Notwithstanding anything contained in this Lease to the contrary, the Premises (and Tenant’s rights therein) are subject to all easements, restrictions and encumbrances now or hereafter of record so long as the same may be in force and effect, including without limitation all easements, restrictions and covenants contained in that certain Quitclaim Deed dated August 20, 1998, recorded with the Middlesex Southern District Registry of Deeds at Book 29012, Page 420, from the United States of America, acting by and through the Secretary of the Army (the “Army”), to the Watertown Arsenal Development Corporation, with respect to the Premises (the “Army Deed”), which Army Deed is incorporated by reference and includes, without limitation, (i) covenants in Part IV of the Army Deed associated with the Army’s obligations under the Federal Facility Agreement between the Army and the United States Environmental Protection Agency and (ii) covenants in Part XI associated with certain historical resources at the Premises.
(c)
Environmental Grant. Notice is hereby given that a Grant of Environmental Restriction and Easement, dated August 11, 1998, pursuant to Massachusetts General Laws Chapter 21E, has been recorded by the Army with the Middlesex Southern District Registry of Deeds at Book 28978, Page 549; as amended by a First Amendment to Grant of Environmental Restriction and Easement, dated February 5, 1999, recorded at Book 29779, Page 359; as affected by a Subordination Agreement, dated March 16, 1999, recorded at Book 29957, Page 104; as further affected by a Subordination Agreement, dated March 24, 1999, recorded at Book 29985, Page 151; as further amended by a Second Amendment to Grant of Environmental Restriction and Easement, dated April 15, 1999, recorded at Book 30066, Page 116; as further affected by a Partial Release of Environmental Restriction and Easement, dated June 10, 1999, recorded at Book 30278, Page 511; as further amended by a Third Amendment to Grant of Environmental Restriction and Easement, dated June 7, 1999, recorded at Book 30278, Page 513; as further amended by a Fourth Amendment to Grant of Environmental Restriction and Easement, dated July 22, 2000, recorded at Book 31682, Page 99; as further amended by a Fifth Amendment to Grant of Environmental Restriction and Easement dated July 14, 2004, and recorded with said Registry of Deeds in Book 44119, Page 1; as affected by a plan entitled “Plan Showing Excavation Areas B, E, and G in Watertown, Massachusetts,” dated February 20, 2002, as revised on September 25, 2002, prepared by Dunn McKenzie, Inc., recorded as Plan No. 1348 of 2004; as further amended by a Sixth Amendment to Grant of Environmental Restriction and Easement dated March 21, 2005, and recorded with said Registry of Deeds in Book 45129, Page 1; as further affected by a plan entitled “Plan Showing Commercial Reuse Area in Watertown, Massachusetts,” dated October 25, 2004, as revised on March 16, 2005, prepared by Dunn McKenzie, Inc., recorded as Plan No. 523 of 2005; as further amended by a Seventh Amendment to Grant of Environmental Restriction and Easement dated August 9, 2006, and recorded with said Registry of Deeds in Book 48562, Page 187; and as further affected by a plan entitled “Plan Showing Commercial Reuse Area in Watertown, Massachusetts,” dated August 16, 2004, as revised on March 16, 2005 and February 10, 2006, prepared by Dunn McKenzie, Inc., recorded as Plan No. 1480 of 2006 (the “Grant”). This restriction on the activities conducted on the Premises and use limitations contained in the Grant are hereby incorporated by reference and shall be independently enforceable by the Army under the Grant as a restrictive covenant and equitable servitude.
(d)
Activity and Use Limitations. Notice is hereby further given that the following three (3) Notices of Activity and Use Limitations, pursuant to Massachusetts General Laws Chapter 21E, have been recorded with the Middlesex Southern District Registry of Deeds: (i) dated August 11, 1998, recorded at Book 28959, Page 92; (ii) dated August 11, 1998, recorded at Book 28959, Page 190, as amended by a First Amendment to Notice of Activity and Use Limitations, dated October 26, 1999, recorded at Book 30801, Page 319, as further amended by a Second Amendment to Notice of Activity and Use Limitations, dated December 9, 2019, recorded at Book 73807, Page 226; and (iii) dated February 4, 1999, recorded at Book 29766, Page 17, as amended by a First Amendment to Notice of Activity and Use Limitations, dated August 19th, 2004, recorded at Book 43589, Page 438, and as further amended by a Second Amendment to Notice of Activity and Use Limitation, dated February 28, 2005, recorded at Book 44737, Page 453 (collectively, the “Notices of AULs”). The restriction on activities conducted on the Premises and use limitations contained in the

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Notices of AULs are hereby incorporated by reference and shall be independently enforceable by the Army as a restrictive covenant and equitable servitude.
45.
Miscellaneous.
(a)
Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)
Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity named as Tenant, each shall be jointly and severally liable for the obligations of Tenant.
(c)
Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) if requested by Landlord, Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s fiscal quarters during each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 45(c) shall not apply.
(d)
Recordation. Neither this Lease nor a notice of lease shall be filed by or on behalf of Tenant in any public record. At the request of either party, Landlord shall prepare, andTenant will execute, a notice of lease, which Tenant shall then cause to have recorded in the applicable public record at Tenant’s expense. If a notice of lease shall be filed, promptly following the expiration or earlier termination of this Lease, Landlord and Tenant shall execute a notice of termination of lease in a mutually acceptable form (the “Notice of Termination”), acknowledging the termination of this Lease. In the event that Tenant fails to execute such Notice of Termination within 10 days after Landlord delivers same to Tenant, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact coupled with an interest (which appointment shall survive the expiration or early termination of the Term) with full power of substitution to execute, acknowledge, and deliver the Notice of Termination in Tenant’s name.
(e)
Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. Each term and provision of this Lease to be performed and observed by Tenant shall be construed to be both a covenant and a condition. Tenant’s covenants contained in this Lease are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided in this Lease) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and no termination or abatement remedy that is not expressly provided for in this Lease for any breach or failure by Landlord to perform any obligation under this Lease shall be implied or applicable as a matter of law.

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(f)
Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)
Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)
Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the Commonwealth of Massachusetts, excluding any principles of conflicts of laws. Each of Landlord and Tenant acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Lease shall be dealt with by application of the laws of the Commonwealth of Massachusetts and adjudicated in the state courts of the Commonwealth of Massachusetts sitting in Middlesex County or the United States District Court for the District of Massachusetts; and hereby expressly and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Lease. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners permitted by law, shall be necessary in order to confer jurisdiction upon either party in any such court.
(i)
Time. Time is of the essence as to the performance of Landlord’s and Tenant’s obligations under this Lease.
(j)
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)
Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)
Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)
No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of

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the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)
Intentionally Omitted.
(o)
Redevelopment of Project. Tenant acknowledges that Landlord intends to undertake significant renovations and/or construction at the Project, including, without limitation, for lab, office and retail uses, and including, without limitation, the creation of one or more Amenities or Amenity buildings or centers. Landlord expressly reserves the right, in its sole discretion, from time to time to expand, develop, renovate, redevelop, alter, improve, maintain, construct, demolish, relocate and/or reconfigure the Project (or portions thereof) and buildings, Common Areas (including parking and site drives) and other improvements therein, as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent or existence of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, from or to the Project, the Amenities or other Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; (c) amend any existing land use and zoning approvals for the Project (including, without limitation, any special permit applicable to the Project) and seek additional approvals, relief or zoning amendments in connection with any future expansion, development, renovation, redevelopment, alteration, demolition, relocation, improvement, operation, maintenance or repair of the Project (including, without limitation, the Common Areas); and (d) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, creation and/or elimination of, and/or additions to and/or deletions from, the land comprising the Project, the Amenities or other Common Areas and/or any other portion of the Project. Landlord shall have the right, in connection with such contemplated activities, to subject the Project and its appurtenant rights to easements for the construction, reconstruction, alteration, demolition, relocation, improvement, operation, repair or maintenance of elements thereof, for access and egress, for parking, for the installation, maintenance, repair, replacement or relocation of utilities serving the Project, and to subject the Project to such other rights, agreements, and covenants for such purposes as Landlord may determine; provided that such rights, agreements, and covenants do not change Tenant’s Permitted Use of the Premises. This Lease shall be subject and subordinate to all such matters. For the avoidance of doubt, however, Landlord shall have no obligation to undertake any action described in this Section 45(o), and Tenant is not entering into this Lease in reliance of Landlord making any alteration to the Project or any other action described in this Section 45(o).

Tenant hereby agrees that this Lease shall be subject and subordinate to any expansion, development, renovation, redevelopment, alteration, improvement, maintenance, demolition, relocation and/or reconfiguration activity, or any other matter set forth in this Section 45(o), and, in connection with such activity or matter, Landlord may, from time to time, cause the rentable square footage of the Premises, the Building and/or the Project to be remeasured by Landlord’s architect. Notwithstanding anything herein to the contrary, the Base Rent due and payable hereunder shall not change solely on account of a remeasurement of the Premises and/or Project as a result of any action described in this Section 45(o). Neither Tenant nor any affiliate of Tenant shall take any action, directly or indirectly, to oppose any of the foregoing activities by Landlord or its affiliates. Landlord and its agents, employees, licensees and contractors shall also have the right to undertake work pursuant to any actions contemplated above; to shore up the foundations and/or walls of the Building (or any other structures within the Project); to erect scaffolding and protective barricades around, within or adjacent to the Building (or any other structures within the Project); to close off Common Areas; and to do any other act necessary for the safety of the Building (or any other structures within the Project) or the expeditious completion of such work. Tenant acknowledges that construction noise, vibrations and dust, and alterations of traffic patterns or parking,

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associated with construction activities are to be expected during the course of such construction. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to cancel or terminate this Lease and Landlord shall not be liable to Tenant for any damages, compensation or reduction of Rent by reason of (i) inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section 45(o), or (ii) any changes, expansion, renovation or reconfiguration of the Project; nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration. Landlord shall not (a) change Tenant’s Permitted Use of the Premises and (b) change the number of parking spaces allocated to Tenant based on the rate of 2.5 cars per 1,000 rentable square feet of the Premises (subject to temporary interruptions arising out of Landlord’s exercise of the rights set forth in this subparagraph).

(p)
Intentionally Omitted.
(q)
Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(r)
Non-Disclosure of Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of such terms may adversely affect the ability of Landlord and its affiliates to negotiate, manage, and administer other leases and impair Landlord’s relationship with other tenants. Accordingly, as a material inducement for Landlord to enter into this Lease, Tenant, on behalf of itself and its partners, managers, members, officers, directors, employees, agents, and attorneys, agrees that it shall not disclose the terms and conditions of this Lease to any publication or other media or any tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent or broker (other than the Brokers), either directly or indirectly.
(s)
Prevailing Party’s Fees. In the event that either party should bring suit or commence any suit or proceeding related to this Lease, then all reasonable costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ITEOS THERAPEUTICS, INC.,

a Delaware corporation

By: __/s/ Matthew Gall_______________

Name: __Matthew Gall_______________

Title: ___Chief Financial Officer_______

LANDLORD:

ARE-MA Region No. 75, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS Corp.,

a Maryland corporation,

general partner

By: __/s/ Allison Grochola_____________

Name: __ Allison Grochola _____________

Title: ___SVP – Real Estate Legal Affairs_

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